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                                                                      Exhibit 15

                 Independent Accountants' Acknowledgement Letter

To the Shareholders and Board of Directors of Excelsior Private Equity Fund II, Inc.

We are aware of the use of our report dated September 5, 2003 relating to the unaudited interim financial statements and financial highlights of Excelsior Private Equity Fund II, Inc. which are included in this Form 10-Q/A (No. 000-22277) for the quarter ended April 30, 2003.

                                           ERNST & YOUNG LLP

Boston, Massachusetts
September 12, 2003